UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2013, the Board of Directors (the “Board”) of CNO Financial Group, Inc. (the “Company”) amended the Company's Bylaws, effective February 28, 2013, to provide that the number of directors shall be fixed from time to time by the Board. The Board also adopted a resolution fixing the number of directors at the current Board size of nine members. Previously, the Bylaws had specified the exact number of directors, which required the Board to amend the Bylaws each time the number of directors changed. This amendment to the Bylaws does not change the number of directors currently serving on the Board or change the authority of the Board to change the size of the Board from time to time. The Amended and Restated Bylaws of the Company reflecting this change are attached hereto as Exhibit 3.2 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On February 28, 2013, the Company issued a press release to announce that the Board had declared a quarterly cash dividend of two cents per share on the Company's common stock and to announce the record date and meeting date for the Company's annual meeting of shareholders. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

3.2	Amended and Restated Bylaws.
99.1	Press release dated February 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: February 28, 2013
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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